Exhibit 99.1

MusclePharm Executive Chairman Issues Letter to Shareholders on Status of Company

DENVER, CO– (Business Wire – Dec. 10, 2015) – MUSCLEPHARM CORPORATION (OTCQB: MSLP), a scientifically driven, performance-lifestyle sports nutrition company, announced that it has released a letter from Executive Chairman Ryan Drexler to update shareholders on the current status of the Company.

Dear Fellow MusclePharm Shareholders:

I am writing to update you on the Company’s progress, and discuss how we are positioning MusclePharm going forward. I appreciate your patience and loyalty as we work our way through this challenging period in the Company’s history, and am confident MusclePharm will come out of this stronger than ever.

My Belief in MusclePharm

As a measure of my confidence in MusclePharm as a company and as a brand, I recently loaned the Company $6 million in the form of a convertible note at 8 percent interest with a conversion price set at $2.30 a share, to be used for general corporate purposes. This follows my October 2015 personal guarantee of the Company’s existing bank loans up to $6.2 million. We are also in the process of identifying other credit and lending facilities which will provide additional financial support for our objectives.

To say that I have skin in the game would be an understatement. Because of my confidence in the strength of MusclePharm’s brand, its relationship with retailers and popularity among consumers, I feel very bullish about my investment in the Company’s future. The power of the Company’s brand and its products was recently reinforced by an analyst report from Credit Suisse in November, which listed MusclePharm among the “key players in the sports nutrition market,” and placed us in the top five for market share in three of five different categories, and second place in the category of non-protein products.

This is an extraordinary accomplishment for a company founded only in 2010, considering that many of our competitors have been in the business for a substantially longer period of time. The Credit Suisse report also noted that there is substantial room for growth in our industry, where we are an established independent player with strong relationships with retailers that include GNC, Walmart Stores, Costco, The Vitamin Shoppe, and Bodybuilding.com. Today we are recognized as a global leader in a multi-billion dollar industry.

Bringing Innovative New Products to Market

Among other accomplishments we can be proud of, our Combat Crunch family of protein bars has been a huge success. Combat Crunch was voted as “Protein Bar of The Year” this year by Bodybuilding.com users, in addition to being selected among “The 10 Best-Tasting Protein Bars” by the website. We are actively pursuing expanded distribution of Combat Crunch through the convenience store, club and grocery channels.

We have identified and are correcting production and forecasting challenges and expect to benefit from a more than doubling of Combat Crunch supply beginning in the first quarter of 2016. I want to focus management’s energies on these and other brands rather than less profitable products that we will discontinue if they cannot contribute to the Company’s margins and growth.

As an indication that we are continuing to push forward, we are excited to begin distribution next year of our groundbreaking new Nature Sports series of plant based supplements. A brand extension such as Nature Sports allows us to incrementally leverage our existing sales and distribution force without a significant new investment of resources. We are also extending our exclusive MP Black Label at GNC and our MP Hardcore series at Bodybuilding.com. I would be remiss in not mentioning our popular FitMiss series of pre-workout, post-workout and weight-loss products that, together with our other products, enable MusclePharm to reach every demographic in a household.

Positioning Ourselves for Profitability

We are committed to growing our award-winning family of brands and expanding markets and product offerings to meet the expectations of both the serious fitness enthusiast and the casual weekend warrior, even as we restructure our operations to allow for growth and profitability in 2016 and beyond. While this period of restructuring has been challenging, I fully expect these actions will pay off in the long term.

As previously announced, I have identified supply chain issues as our primary challenge, and we are working on measures to address this critical area. As discussed in the third quarter conference call, we are targeting an improvement in fill rates of 15 to 20 percentage points from our current run rate, which would provide a significant incremental addition to operating income.

We are also closing certain facilities and realigning the organization with our business needs, including exploring the sale of all or substantially all of the assets of our BioZone Laboratories Inc. subsidiary. As I said at the time of that announcement, we are a sales and marketing organization, and that is where we want to focus. As a result, we are going to concentrate on our core competencies while leaving other aspects of the business to strategic partners or outside parties who can bring more expertise to those areas.

In conjunction with achieving our objectives and incentivizing our staff, we plan to only award stock options, not stock grants, to management and employees to maximize participation in the Company’s success.

Sponsorship and Endorsement Agreements

We have applied the same scrutiny to our sponsorship and endorsement agreements with athletes, celebrities, and sporting organizations. While we believe that our old model of agreements with these partners helped to boost our credibility by increasing exposure to our brand, we also need to be mindful of the costs associated with these arrangements as compared to the return on investment. Although these investments have helped build our brand, and we will continue to spend on traditional sponsorships and endorsements, we want to be strategic and targeted about these relationships.

As a result, we are reducing reliance on certain costly arrangements in favor of traditional channel efforts. Endorsement, sponsorship agreements and future contractual payments are expected to peak next year and then are expected to decline steadily.

One example of our new model is our recent sponsorship of Team Elevation, a mixed martial arts team. We previously had a traditional strategic sponsorship agreement with Ultimate Fighting Championship in which we received brand and logo visibility. So while we will continue our association with combat sports, I made the decision to sponsor a mixed martial arts team, instead of continuing with our traditional sponsorship of UFC following the conclusion of our agreement. As a competitive jiu-jitsu fighter myself with two gold medals and a world title at the Gi Worlds in 2014, I am passionate about supporting athletes.

Our distinguished fighters are led by head coach Leister Bowling and include UFC bantamweight champion TJ Dillashaw, welterweight contender Matt Brown and welterweight Neil Magny. In addition to being less expensive than our sponsorship agreement with UFC, the team is beneficial on several levels. For instance, Team Elevation trains at MusclePharm’s 35,000 square-foot, state-of-the-art athletic and testing space at our Denver headquarters.

This initiative has already paid off in the form of invaluable publicity about our fighters and their upcoming fights, in which MusclePharm is prominently featured. This included a recent “Inside MMA” video feature, “Elevation Fight Team, the Next Big Thing in MMA?”, filmed in our facility and shown on AXS TV. I encourage you to watch the video to learn more about our science-based approach to training and athletic development.

All of us at MusclePharm believe that our current market capitalization does not reflect our Company's underlying fundamentals. This brand grew faster than its infrastructure. We are an entrepreneurial company that is going through growing pains, but I assure you that we are fixing them. I am holding the entire management team accountable, as well as myself, to ensure that we enhance shareholder value going forward.

Thank you for your time,

Ryan Drexler

Executive Chairman of the Board

About MusclePharm Corporation

MusclePharm® is a scientifically-driven, performance lifestyle company that currently develops, manufactures, markets and distributes branded nutritional supplements. The company offers a complete range of powders, capsules, tablets and gels. Its portfolio of recognized brands, including MusclePharm® Hybrid and Core Series, Arnold Schwarzenegger Series™ and FitMiss™, are marketed and sold in more than 120 countries and available in over 45,000 retail outlets globally. These clinically-proven and scientific nutritional supplements are developed through a six-stage research process utilizing the expertise of leading nutritional scientists, doctors and universities. MusclePharm is the innovator of the sports nutrition industry. For more information, visit http://www.musclepharm.com. Follow MusclePharm Corporation on Facebook, Twitter, and Instagram.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Statements that are not a description of historical facts constitute forward-looking statements and may often, but not always, be identified by the use of such words as "expects", "anticipates", "intends", "estimates", "plans", "potential", "possible", "probable", "believes", "seeks", "may", "will", "should", "could" or the negative of such terms or other similar expressions. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in the Company's business. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, the Company's Quarter Reports on Form 10-Q and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

Sitrick and Company

Seth Lubove, 310-788-2850

slubove@sitrick.com

Source: MusclePharm Corporation